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                                  EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-39642, 333-68032, and 333-81334) and Form S-8 (File Nos. 333-62891, 333-63430, 333-76254, 333-86161, 333-100814 and
333-104601) of Amkor Technology, Inc. of our report dated January 17, 2003, except for Note 21, which is as of January 27, 2003, relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary which appears in this Current Report on Form 8-K. of Amkor Technology, Inc., dated March 27, 2003.


SAMIL ACCOUNTING CORPORATION

Seoul, Korea
June 25, 2003